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                                                                   EXHIBIT 99.5


                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


     We hereby consent to the use of Annex IV containing our opinion letter dated August 26, 1998 (the "Opinion") to the Board of Directors of Chancellor Media Corporation ("Chancellor") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 of Chancellor relating to the proposed business combination of Chancellor and Capstar Broadcasting Corporation and to the references to our firm name in the Joint Proxy Statement/Prospectus in connection with references to the Opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.

Dated: June 4, 1999

                                        Morgan Stanley & Co. Incorporated



                                        By: /s/ LANCE L. HIRT
                                            -----------------------------
                                            Name:   Lance L. Hirt
                                            Title:  Vice President